NOTE SETTLEMENT AGREEMENT

This NOTE SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of March 19, 2019 (the “Effective Date”) by and among Tonaquint, Inc., a Utah corporation (“Tonaquint”), St. George Investments LLC, a Utah limited liability company (“St. George,” and together with Tonaquint, “Lender”), Global Boatworks Holdings, Inc., a Florida corporation (“Company”), and Global Boatworks LLC, a Florida limited liability company (“Boatworks,” and together with Company, “Borrower”). Each of Tonaquint, St. George, Company and Boatworks is sometimes individually referred to hereinafter as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Notes (as defined below).

A. Borrower previously sold and issued to Tonaquint that certain Secured Convertible Promissory Note #2 with an original issuance date of August 4, 2016 in the original principal amount of $416,249.00 (the “Tonaquint Note”) pursuant to that certain Securities Purchase Agreement dated August 4, 2016 (the “Tonaquint Purchase Agreement”). The outstanding balance of the Tonaquint Note as of the Effective Date is $313,442.48 (the “Tonaquint Outstanding Balance”).

B. Borrower previously sold and issued to St. George that certain Secured Promissory Note dated January 5, 2017 in the original principal amount of $830,000.00 (the “St. George Note,” and together with the Tonaquint Note, the “Notes”) pursuant to that certain Securities Purchase Agreement dated January 5, 2017 by and between St. George and Borrower (the “St. George Purchase Agreement,” and together with the Tonaquint Purchase Agreement, the “Purchase Agreements,” and together with the Notes and all other documents entered into in conjunction therewith, the “Transaction Documents”). The outstanding balance of the St. George Note as of the Effective Date is $622,394.22 (the “St. George Outstanding Balance,” and together with the Tonaquint Outstanding Balance, the “Outstanding Balance”).

C. Certain Events of Default have occurred under the Notes (collectively, the “Defaults”).

D. Lender has agreed, subject to the terms, conditions and understandings expressed in this Agreement, to refrain and forbear temporarily from exercising and enforcing remedies against Borrower with respect to the Defaults as provided in this Agreement and the Parties further desire to settle the Notes on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Incorporation of Recitals. The foregoing recitals are contractual in nature and are incorporated herein as part of this Agreement.

2. Forbearance. Subject to the terms, conditions and understandings contained in this Agreement, Lender hereby agrees to refrain and forbear from exercising and enforcing its remedies pursuant to the Defaults or under applicable laws related thereto for so long as Borrower complies with all of the terms and conditions set forth in this Agreement, including without limitation making all Settlement Payments (as defined below) when due hereunder (the “Forbearance”).

3. Settlement Payments. Notwithstanding the terms of the Notes, Borrower covenants and agrees to make the following cash payments to Lender (the “Settlement Payments”): (a) a payment in the amount of $600,000.00 due on or before April 10, 2019 (the “Lien Release Payment”); and (b) a payment in the amount of $70,000.00 due on or before the date that is six (6) months from the Effective Date (the “Final Payment”). Each Settlement Payment shall be made by Borrower to Lender via wire transfer of immediately available funds. The due date of the Lien Release Payment may be extended upon the mutual agreement of the Parties.

4. Release of Lien. Upon Lender’s receipt of the Lien Release Payment, Lender will release all security interests, liens and encumbrances on the custom home/vessel known as the “Luxuria” (Official Number 1274134; HIN ADX15001J516).

5. Payment in Full. Upon satisfaction of all of Borrower’s obligations under this Agreement, including without limitation payment of all Settlement Payments to Lender, Borrower shall be deemed to have paid the entire Outstanding Balance of the Notes in full, Borrower shall have no further obligations under the Notes, the Notes shall be deemed to be satisfied, and each of Borrower and Lender shall be deemed to have mutually released each other from all claims, debts, liabilities, demands, obligations, promises, acts, and causes of action of any kind whatsoever they have or may have against each other that are based upon, relate to, or arise out of the Notes. In addition, upon satisfaction of all of Borrower’s obligations under this Agreement, including without limitation payment of all Settlement Payments, the Transaction Documents will terminate and shall be deemed to be of no further force or effect, the Parties shall be released from all obligations, definitions, representations and commitments therein, and Lender will release all existing security interest, liens and encumbrances filed against Borrower and its assets. In the event Borrower makes the Lien Release Payment but fails to make the Final Payment, the Lien Release Payment shall be applied to the St. George Outstanding Balance.

6. No Conversions. Provided Borrower delivers the Settlement Payments to Lender in accordance with the terms hereof, from the date Lender receives the Lien Release Payment until the date on which all Settlement Payments have been paid in full, Lender agrees that it will not convert all or any portion of the Tonaquint Note. Notwithstanding the foregoing, if Borrower fails to make any Settlement Payment as and when required pursuant to Section 3 above, Lender shall thereafter be free to convert the Tonaquint Note in accordance with its terms. Nothing herein shall be deemed to alter, amend or modify the Notes except as expressly provided for herein.

7. Failure to Comply. Borrower understands that the Forbearance and all other obligations, restrictions, and limitations on Lender hereunder shall terminate immediately upon the occurrence of any breach of this Agreement. In any such case, Lender may seek all recourse available to it under the terms of the Transaction Documents (including enforcing the full Outstanding Balance of the Notes as calculated thereunder, notwithstanding any reduced amounts agreed to herein), this Agreement, or applicable law following any breach. To avoid any doubt, Borrower’s failure to make any Settlement Payment when due in accordance with Section 3 above shall in each case constitute a breach of this Agreement.

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8. Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

8.1. Authority. Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder.

8.2. No Waiver. Any Event of Default which may have occurred under the Notes has not been, is not hereby, and shall not be deemed to be waived by Lender, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of Borrower’s obligations under this Agreement. The agreement of Lender to refrain and forbear from exercising any rights and remedies by reason of any existing default or any future default shall not constitute a waiver of, consent to, or condoning of, any other existing or future default.

8.3. Accurate Representations. All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. Borrower acknowledges and agrees that Lender has been induced in part to enter into this Agreement based upon Lender’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date hereof which would or could materially and adversely affect the understandings of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

8.4. No Defenses. Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

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8.5. Voluntary Agreement. Borrower hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Borrower (or had the opportunity to be represented by counsel). Borrower further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

8.6. No Proceedings. There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against Borrower.

8.7. No Statutes. There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on Borrower, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

8.8. Solvent. Borrower is solvent as of the date of this Agreement, and none of the terms or provisions of this Agreement shall have the effect of rendering Borrower insolvent. The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

9. Miscellaneous.

9.1. Further Assurances. At any time or from time to time after the Effective Date, at the request of a Party, and without further consideration, each of the Parties shall execute and deliver, or shall cause its respective affiliate(s) to execute and deliver, such other agreements, instruments, certifications or other documents as may be necessary or desirable to effectuate the transactions and fulfill its obligations under this Agreement.

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9.2. Arbitration. Each party agrees that any dispute arising out of or relating to this Agreement shall be subject to the Arbitration Provisions (as defined in the Purchase Agreements).

9.3. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each Party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to this Agreement or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the Parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, each Party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all Claims (as defined in the Arbitration Provisions) in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each Party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in the Purchase Agreement, such service to become effective ten (10) days after such mailing. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF THIS AGREEMENT, THE TRANSACTION DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

9.4. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

9.5. Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

9.6. Entire Agreement. This Agreement, together with all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

9.7. Amendments; Waiver. This Agreement may be amended, modified, or supplemented only by written agreement of the Parties. No provision of this Agreement may be waived except in writing signed by the Party against whom such waiver is sought to be enforced.

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9.8. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the Parties agree that the Party who is awarded the most money (without regard to any fines, penalties, or charges imposed by any governmental or regulatory authority) shall be deemed the prevailing Party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing Party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

9.9. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

9.10. Acknowledgement. By executing this Agreement, each of the Parties evidences that it carefully read and fully understands all of the provisions of this Agreement.

9.11. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, stockholders, or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, representatives or agents other than as set forth in this Agreement.

9.12. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

9.13. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreements.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date.

LENDER:

TONAQUINT, INC.

By:	/s/ John M.Fife
John M. Fife, President

ST. GEORGE INVESTMENTS LLC

By:	Fife Trading, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

BORROWER:

GLOBAL BOATWORKS HOLDINGS, INC.

By:	/s/ Robert Rowe
Name:	Robert Rowe
Title:	PRES/CEO

GLOBAL BOATWORKS LLC

By:	/s/ Robert Rowe
Name:	Robert Rowe
Title:	PRES/Mgr

[Signature Page to Note Settlement Agreement]